Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Aegea Inc.
and
FutureLand Properties LLC. (FLP)
Proforma Condensed Combined Balance Sheet
As of December 31, 2014
(Unaudited)

	FLP as of March 31, 2015		Aegea Inc. as of December 31, 2014	Adjustments	Notes			Proforma
ASSETS
Current assets:
Cash	$				$			$
Prepaid expenses and other current assets		64,794	-						64,794
Total current assets		64,794							64,794
Property and equipment, net			-
Other assets			-						6,430
Total assets		$64,794			$				$64,794

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable		$4,793	$86,633	(36,633)		3(A	)		$54,793
Customer deposits			55,337	(55,337)		3(B	)
Accrued liabilities			137,169	(137,169)		3(C	)
Loan from shareholder		61,264	326,807	(326,807)		3(D	)		61,264
Convertible notes payable			191,273	(158,811)		3(E	)		32,462
Total current liabilities		66,057	797,219						148,519
Warrant liabilities			-						-
Total liabilities		66,057	797,219						148,519
Stockholders' deficit:
Convertible preferred stock			2,150						2,150
Common stock			1,012,846						1,012,846
Additional paid-in-capital			764,934						764,934
Accumulated deficit		(1,263)	(2,577,149)						(2,578,412)
Total stockholders' deficit		(1,263)	(797,219)						(798,482)
Total liabilities and stockholders' deficit		$64,794			$				$64,794

See accompanying notes to these unaudited pro forma condensed combined financial statements

Aegea Inc.
and
FutureLand Properties LLC. (FLP)
Proforma Condensed Combined Statement of Operations
For the year ended December 31, 2014
(Unaudited)

	FLP for the Year Ended March 31, 2015 (Historical)		Aegea Inc. for the Period Ended December 31, 2014 (Historical)	Proforma
Operating expenses
Research and development	$		$42,113	$42,113
Sales and marketing			329,222	329,222
General and administrative		1,263	69,895	71,158
Total operating expenses		1,263	441,230	442,493
Loss from operations		(1,263)	(441,230)	(442,493)
Interest expense, net			-
Other income		-	7,913	7,913
Loss before provision for income taxes		(1,263)	(433,317)	(434,580)
Provision for income taxes			(130,076)	(130,076)
Net loss		$(1,263)	$(563,393)	$(564656)
Net loss per share
Basic and diluted	$	*	$(1.89)	$(1.89)
Weighted average shares outstanding
Basic and diluted			298,032	298,032

* denotes a loss of less than ($0.01) per share.

See accompanying notes to these unaudited pro forma condensed combined financial statements

Notes to Unaudited Proforma Condensed Combined Information

Note 1. Description of the Proposed Transaction and Basis of Presentation

Description of the Proposed Transaction

The Merger Agreement provides for the combination of Aegea Inc. ("Aegea") and FutureLand Properties LLC. ("FLP") through a merger of Merger Sub (a newly formed wholly subsidiary of Aegea) with and into Aegea, whereby FLP will become a wholly owned subsidiary of Aegea. As a result of the Merger, former equity holders of FLP will become shareholders of Aegea.

Pursuant to the Merger Agreement, upon the effectiveness for the Merger, all shares of capital stock (including common and preferred stock) of FLP held by accredited equity holders of FLP, along with all outstanding stock options and warrants will be converted into the right to receive Aegea common stock. The aggregate number of Aegea common stock shares to be issued at closing is based on an exchange ratio of one (1) Aegea share for every one (1) share of FLP. We currently expect that at the closing, we will issue approximately 27,845,280 Aegea common stock shares to the accredited FLP equity holders pursuant to the terms of the Merger Agreement.

Basis of Presentation

Aegea, a Colorado corporation, had a fiscal year ended December 31, 2014 during the periods presented. The most recent financial information available for Aegea is for the twelve months ended December 31, 2014. There has been minimal operating activity in Aegea after December 31, 2014. As a result, the information presented for Aegea as of December 31, 2014 is deemed to be current for these unaudited proforma condensed combined financial statements. As of March 31, 2015, Aegea changed its calendar year to a fiscal year basis. FutureLand Properties LLC., a Colorado corporation reports on a fiscal year basis and is utilizing financial statements as of December 31, 2014 for these proforma condensed combined financial statements.

The unaudited proforma condensed combined financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and are intended to show how the Merger might affect the historical financial statements if the transaction had been completed on December 31, 2014 for the purposes of the balance sheet and March 31, 2015 for the purposes of the statement of operations. The proforma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse capitalizations.

Based on the terms of the Merger Agreement, FLP is deemed to be the accounting acquirer because the former FLP shareholders, board of directors and management will have voting control and operating control of the combined company. The Merger will be accounted for as a capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

The historical financial data has been adjusted to give proforma effects to events that are (i) directly attributable to the Merger (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited proforma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited proforma condensed combined financial data also do not include any integration costs. The unaudited proforma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Merger occurred prior to the specified period.

Notes to Unaudited Proforma Condensed Combined Information

Note 2. Reverse Merger Transaction

On March 10, 2015, Aegea, FLP and shareholders of FLP who collectively own 100% of FLP entered into and consummated transactions pursuant to a Merger Agreement, whereby Aegea issued to the FLP shareholders an aggregate of approximately 27,845,280 shares of its common stock, par value $0.001, in exchange for 100% of equity interests of FLP held by the FLP shareholders. The shares of Aegea common stock received by the FLP shareholders in the Merger constitute approximately 95.1% of our issued and outstanding Aegea common stock giving effect to the issuance of shares pursuant to the Merger Agreement. As a result of the Merger, FLP became a wholly owned subsidiary of Aegea.

For financial reporting purposes, the transaction will be accounted for as a "reverse merger" rather than a business combination, because the sellers of FLP effectively control the combined companies immediately following the transaction. As such, FLP is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by Aegea. Accordingly, the assets and liabilities and the historical operations that will be reflected in Aegea's ongoing financial statements will be those of FLP and will be recorded at the historical cost basis of FLP. The historical financial statements of Aegea before the transaction will be replaced with the historical financial statements of FLP before the transaction and in all future filings with the SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Note 3. Adjustments to Unaudited Pro Forma Combined Financial Statements

The pro forma adjustments in the unaudited proforma condensed combined balance sheet as of December 31, 2014 and statement of operations for the twelve months ended December 31, 2014 are as follows:

(A)	To reflect the taking over a liability of $50,000 for account payable from Aegea by the surviving operating entity.

(B)	To reflect the elimination of Customer deposits of Aegea which is carried by Aegea LLC.

(C)	To reflect the elimination of Accrued liabilities of Aegea which is carried by Aegea LLC.

(D)	To reflect the elimination of shareholder loan of Aegea which is carried by Aegea LLC.

(E)	To reflect the taking over a liability of $32,462 for Convertible notes payable from Aegea by the surviving operating entity.

Note 4. Earnings Per Share

The proforma weighted-average shares outstanding gives effect to the issuance of 27,845,280 shares of common stock and the retiring of 81,404,667 shares of Aegea common stock (resulting in Aegea shareholders retaining 1,820,000 shares) in connection with the merger as if they occurred at the beginning of the period presented.

The effect of any potentially dilutive instruments including options were anti-dilutive. Therefore, dilutive earnings per share are equivalent to basic earnings per share.